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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): MARCH 19, 2004

                           DWANGO NORTH AMERICA CORP.
               (Exact Name of Registrant as Specified in Charter)


         NEVADA                     333-69006              84-1407365
(State or Other Jurisdiction      (Commission        (I.R.S. Employer
         of Incorporation)         File Number)       Identification Number)


         200 W MERCER ST., SUITE 501
         SEATTLE, WASHINGTON                               98119
         (Address of Principal Executive Offices)         (Zip Code)

                                 (206) 286-1440
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE


         On March 19, 2004, Dwango North America Corp. (the "Company") completed a private placement with Alexandra Global Master Fund Ltd. (the "Fund") of convertible notes and warrants (the "March Financing"). In this connection, the Company and the Fund entered into a Note Purchase Agreement, dated March 19, 2004 (the "Note Purchase Agreement"). The gross proceeds of this transaction were $2,300,000 and are intended to be for working capital and general corporate purposes.

         Pursuant to the March 2004 Financing, the Company issued a $2,300,000 principal amount 9% Senior Convertible Note (the "Convertible Note"), convertible into the aggregate of 1,916,667 shares of Common Stock ($1.20 per share), and warrants to purchase an aggregate of 958,333 shares of Common Stock at $1.20 per share (the "March 2004 Warrant").

         The Convertible Note is due on March 19, 2007, which date may be accelerated in certain circumstances. Interest is payable quarterly in cash or in shares of Common Stock, at the option of the Company. The Convertible Note is of equal rank in the entitlement to payment in the event of bankruptcy, liquidation or reorganization with the $2,500,000 of Senior Convertible Notes issued by the Company in 2003 (the "2003 Notes"), and is of equal rank with the $1,700,000 of Senior Convertible Note issued by the Company to the Fund in January 2004. An amendment, consent and waiver was obtained from the holders of the 2003 Notes prior to the completion of the March 2004 Financing.

         The March 2004 Warrant is exercisable until March 19, 2008.

         Both the Convertible Note and the March 2004 Warrant contain anti-dilution protection in certain events. In addition, both instruments provide that the number of shares that may be acquired at any time by the Fund under either such instrument shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Fund, would result in beneficial ownership by the Fund of more than 9.9% of the shares of Common Stock for the purposes of Section 13(d) or Section 16 under the Securities Exchange Act of 1934.

         Reference is made to the Note Purchase Agreement, the Convertible Note and the March 2004 Warrant for all the terms and provisions thereof, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

         Coincident with the March Financing, the Company also expanded the board to eight positions. Slava Volman was elected to serve on the Board of Directors of the Company. Mr. Volman is in charge of private placement efforts of Alexandra Investment Management, LLC.

         Our  Board  of  Directors  currently  consists  of  Robert  E.  Huntley
(Chairman), Rick J. Hennessey, Alexander U. Conrad, Paul Eibeler, Derrick Ashcroft, Slava Volman, Vishal Bhutani and James Scibelli. Our Audit Committee currently consists of Derrick Ashcroft (Chairman) and Paul Eibeler. Our Compensation Committee currently consists of Paul Eibeler (Chairman), Derrick Ashcroft and Vishal Bhutani.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         (c)  EXHIBITS.



EXHIBIT NO.             DESCRIPTION
-----------             -----------

4.1                     Note Purchase Agreement.
4.2                     Convertible Note.
4.3                     March 2004 Warrant.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2004

                                    DWANGO NORTH AMERICA CORP.


                                    By:      /S/ RICK J. HENNESSEY
                                             -----------------------------------

                                             Rick J. Hennessey
                                             Chief Executive Officer






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                                  EXHIBIT INDEX




EXHIBIT NO.             DESCRIPTION
-----------             -----------

4.1                     Note Purchase Agreement.
4.2                     Convertible Note.
4.3                     January 2004 Warrant.



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